SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2015
World Wrestling Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16131	04-2693383

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1241 East Main Street, Stamford, CT	06902

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective February 1, 2015, the Company entered into Indemnification Agreements with its independent directors. The Company’s Charter and By-Laws provide for indemnification of all officers and directors to the fullest extent provided by law, and permit the Company to enter into contracts to provide such persons with specific rights to indemnification. Accordingly, the Indemnification Agreements reiterate the Company’s indemnification obligations to our independent directors and provide certain timelines and procedures for implementing such obligations.

Each Indemnification Agreement is substantially similar to the form indemnification agreement that was filed as Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014. The Company may enter into Indemnification Agreements with officers and other directors on substantially similar terms in the future. The description of the form of indemnification agreement herein is a brief summary of its substance and is not a complete discussion. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit 10.13 Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Laura A. Brevetti
Laura A. Brevetti SVP, General Counsel & Secretary

Dated: February 1, 2015